Exhibit 10.2

Amendment No. 1 to Employment Agreement

THIS AMENDMENT NO. 1 (the “Amendment”) is entered into this 10th day of February, 2020 (the “Effective Date”) by and between Werner von Pein (the “Executive”), and Better Choice Company, Inc. (together with any of its subsidiaries and affiliates as may employ the Executive from time to time, the “Parent”).

WHEREAS, the Executive, the Company, and Halo, Purely For Pets, Inc. (collectively the “parties”) entered into an Employment Agreement dated December 19, 2019 (the “Agreement”);

WHEREAS, the parties desire to amend said Agreement as hereinafter set forth, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises in said Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below. Capitalized terms used but not defined in this Amendment have the meanings ascribed to such terms in the Agreement.

1.    Title Change: The Executive and the Parent agree to change the Executive’s title from “Chief Executive Officer” of Halo, Purely For Pets, Inc. to “Chief Executive Officer” of Better Choice Company, Inc. Every instance of or reference to “Chief Executive Officer of Halo, Purely For Pets, Inc.” in the Agreement shall be changed to “Chief Executive Officer of Better Choice Company, Inc.” For the avoidance of doubt, the Executive will hereafter be the Chief Executive Officer of the “Parent”, and all references to “Company” in the Agreement will hereafter be deemed as references to the “Parent”.

2.    Reporting Relationship:  The Executive shall report directly to the Board of Directors. To reflect this arrangement, the second sentence of Section 3(a) of the Agreement shall be changed to “The Executive shall report to the Board or such person so delegated by the Board”, and the third sentence of Section 3(a) of the Agreement shall be deleted in its entirety.

3.    Effect of Amendment:  Except as specifically set forth herein, all other terms and provisions of the Agreement shall remain unaffected by this Amendment and continue in full force and effect.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment No. 1 as of the date and year first written above.

Better Choice Company, Inc.	Executive

By:	By:
Michael Young	Werner von Pein
Chairman	Chief Executive Officer

Halo, Purely For Pets, Inc.

By:
Robert Sauermann
Secretary